EXHIBIT 99
PURCHASE AND SALE AGREEMENT
     THIS AGREEMENT is made by and between Captec Franchise Capital Partners L.P., I.V. (“Seller”), and DRM, Inc., an Iowa Corporation or Assignee (“Purchaser”) as of the Effective Date (as defined in the last paragraph of this Agreement).
     1. Recitals. Seller owns approximately 55,970 square feet of real property and improvements commonly known as Arby’s Restaurant #6991, 400 East 31st Street South Newton, Iowa 50208 and more particularly described on Exhibit A attached hereto (the “Property”). Purchaser desires to purchase the Property from Seller on the terms and conditions hereinafter set forth, in consideration of the covenants contained herein and other good and valuable consideration.
     2. Sale of Property. Seller hereby agrees to sell, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase from Seller, on the terms and conditions hereinafter set forth, the Property, including all fixtures, easements, rights-of-way, licenses, permits, consents, hereditaments, air, mineral and water rights, contract rights, development rights, solar rights, warranties and all other appurtenant privileges and tenements. Notwithstanding the foregoing, the Property shall not include any existing trade fixtures, personal property or equipment.
     3. Earnest Money; Purchase Price.
     (a) Within three (3) days after the date this Agreement is fully executed and delivered by Purchaser and Seller (the “Effective Date”), Purchaser shall deposit with                                                                                                            (the “Title Company”) to the attention of                                                                                       , an earnest deposit of Ten Thousand and No/100 Dollars ($10,000.00) (the “Earnest Money”) in an interest bearing account and to be applied to the Purchase Price at closing or otherwise disbursed as provided for in this Agreement; and The Title Company shall retain possession of the Earnest Money in an interest-bearing account until delivery is permitted or required under the terms of this Agreement.
     (b) The purchase price to be paid by Purchaser to Seller for the Property (the “Purchase Price”) shall be One Million One Hundred Forty-Five Thousand Seven Hundred Eighty Three Dollars and Seventy Eight Cents ($1,145,783.78) ALL CASH (including the Earnest Money), subject to closing adjustments pursuant to this Agreement. The Purchase Price shall be payable in good funds at closing. Purchaser will pay to Seller Seventeen Thousand Six Hundred Sixty-Four Dollars ($17,664.00) in addition to the Purchase Price, at Closing (“Bonus Price”).
     4. Closing.
     (a) Closing of the sale and purchase contemplated herein shall occur on or before 9/30/05, (the “Closing Date”). In the event the Seller and Purchaser agree to extend the Closing Date beyond 09/30/05, any additional rent paid by Purchaser after

09/30/05 under the Lease between Purchaser and Seller with respect to the Property shall be credited against the Bonus Price. However, in no event shall the Bonus Price be less than Zero Dollars ($0.00), and in no event shall the Closing Date be extended beyond 12/15/05.
     (b) The closing shall take place at the offices of the Title Company, or at such other place as Seller and Purchaser may agree, and possession of the Property shall be delivered to Purchaser at the conclusion of the closing, free and clear of all tenancies and rights of possession. Purchaser shall pay for 100% of the costs associated with the closing.
     (c) At closing, Seller shall execute and deliver the following documents, any of which may be waived by Purchaser at Purchaser’s option:
     (1) a Special Warranty Deed in recordable form satisfactory to Purchaser and to the Title Company (the “Deed”) pursuant to which Seller shall transfer and assign to Purchaser its fee simple estate in the Property, subject to no liens, exceptions or encumbrances and the Permitted Exceptions;
     (2) DRM, Inc. Lease Termination Agreement with Seller;
     (3) such additional documents as may be necessary, or as Purchaser may reasonably request, to vest in Purchaser the estate in the Property being transferred and consummate the transaction contemplated hereby, all in form reasonably acceptable to both parties; and
     (4) an affidavit of Seller that Seller is not a “foreign person” as defined in the Internal Revenue Code.
     (d) At closing, Seller shall execute and deliver the Lease Termination Agreement. The Purchaser shall pay the Purchase Price in a form appropriate to permit the Title Company to immediately disburse the net Purchase Price to Seller, and shall execute and deliver such customary documents as Seller or the Title Company may reasonably request to consummate the transaction contemplated hereby.
     5. Closing Pro-rations. There shall be no closing pro-rations.
     6. Seller’s Representations. Seller hereby represents that the following statements are as of the Effective Date (and will be as of the Closing Date) true and correct.
     (a) Seller is the lawful owner of the Property and has all the requisite power and authority to execute this Agreement and all other documents referred to herein.
     (b) Seller has not received any written notice of (and has no actual knowledge of) any current fire, zoning, health, environmental, building code violations or any current violations of any law with respect to the Property or any restrictions which will adversely affect use of the Property for DRM, Inc. There is no pending, nor to Seller’s knowledge, any threatened condemnation or similar proceeding affecting the Property, nor has Seller any knowledge that any such action is presently contemplated.
     (c) There is no action, suit or proceeding pending, or to the Seller’s actual knowledge threatened, against (or otherwise affecting) Seller or the Property in any court of law or equity, or before any governmental authority.
     (d) To the Seller’s actual knowledge (except as may be disclosed in any environmental report provided by Seller to Purchaser), the Property has not been used for disposal, storage, treatment, processing or other handling of waste contamination, PCBs or other toxic or hazardous substances under any applicable law.
Purchaser understands and acknowledges that Purchaser is relying upon the results of its own investigations concerning the physical condition of the Property (including the presence or absence on or under the Property of expansive soils and hazardous or toxic materials), the zoning and all other attributes of the Property, and that if it proceeds to closing it is acquiring the Property in an “as is” condition without representation or warranty by Seller of any kind except for items (a), (b), (c) and (d) above, which representations and warranties shall expire three months after the Closing. All other warranties, including any implied by law, are hereby expressly disclaimed by Seller.
     7. Condemnation; Casualty.
     (a) In the event that, prior to the Closing Date, all of the Property is taken or appropriated by any public or quasi-public authority under the power of eminent domain, or such an eminent domain action is threatened by any public entity, this Agreement shall automatically terminate, and the Earnest Money shall be returned to Purchaser. In the event of a partial taking of the Property or the threatened partial taking of the Property, Purchaser may elect to either (i) terminate this Agreement, in which case the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other hereunder, or (ii) proceed to purchase the Property, in which event Seller shall assign, transfer and set over to Purchaser any awards that may be made for such taking and at the closing Seller shall convey to Purchaser such portion of the Property as shall not have been so taken, for the entire Purchase Price.
     (b) In the event that any improvements to the Property are damaged or destroyed by fire or other casualty prior to the closing, Purchaser may, at its election exercised by notice in writing delivered to Seller, either (i) terminate this Agreement, in which case the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other hereunder, or (ii) proceed to purchase the Property in its condition at closing, in which event at the closing Seller shall deliver to Purchaser (or shall assign, transfer and set over to Purchaser) the proceeds of any insurance covering the casualty.

     8. Remedies. In the event Seller has complied with all the terms and conditions of this Agreement and Purchaser fails to perform its obligations hereunder, Seller shall have the right to retain the Earnest Money as liquidated damages, for its sole and exclusive remedy and Seller and Purchaser further agree that the Option to Purchase contained in the Lease between Seller and Purchaser with respect to the Property shall automatically terminate and be of no further force or effect. If Purchaser has complied with all the terms and conditions of this Agreement and Seller fails to perform its obligations hereunder, Purchaser may terminate this Agreement by written notice to Seller and the Title Company, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligation to the other hereunder, or Purchaser may treat this Agreement as being in full force and effect, in which event Purchaser shall have the right to an action for specific performance.
     9. Brokers. Purchaser and Seller hereby acknowledge and affirm that there are no brokers or agents involved in this transaction. Each party hereby agrees to indemnify the other party against and hold it harmless from all costs, expenses and liabilities incurred in connection with any claim by any other real estate broker or any other person who claims to be entitled to any compensation in connection with this transaction based upon an agreement with the indemnifying party.
     10. Miscellaneous Provisions.
     (a) In the event any party hereto fails to perform any of its obligations under this Agreement, or a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay for any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including court costs and reasonable attorney fees.
     (b) Any notice or election required or permitted to be given or served by any party hereto upon any other shall be given in writing, and shall be effective for all purposes if hand delivered or sent by United States mail, postage prepaid, or by prepaid expedited courier service, with proof of delivery or refused delivery, addressed to the respective parties as set forth below. A notice sent by United States mail shall be deemed given upon actual delivery, upon the first refused delivery or on the third day after deposit, whichever is earlier. A notice delivered by hand or by expedited courier service shall be deemed to have been given upon actual delivery or upon the first refused delivery on a business day. Any party may change its address for notice purposes by notice to the other party or parties as provided herein.

If to Purchaser:	Matt Johnson
DRM, Inc.
5324 N. 134th Ave
Omaha, NE 68164
Fax: (402) 573-1767
mjohnson@drmarbys.com

With copy to:	Todd Richardson
Blackwell Sanders Peper Martin LLP
1620 Dodge Street, Suite 2100
Omaha, NE 68102-1593
Fax: (402) 964-5050
trichardson@Blackwellsanders.com

If to Seller:	Captec Franchise Capital Partners L.P., I.V.
24 Frank Lloyd Wright Drive
Lobby L, 4th Floor, P.O. Box 544
Ann Arbor, Michigan 48106-0544
Fax: (734) 994-1376
Attn: Steve Willison
     (c) Unless otherwise provided herein, all representations and covenants contained in this Agreement shall survive the closing whether or not such an intent is specifically expressed.
     (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa in all respects.
     (e) Purchaser may, upon written notice of assignment delivered to Seller, assign its rights under this Agreement to any person or entity which also assumes its obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     (f) Time is of the essence of this Agreement. If the date or deadline on which any event is to occur under the provisions of this Agreement falls on a Saturday, a Sunday or an a legal holiday, such event shall occur or be scheduled to occur on the next succeeding business day.
     (g) This Agreement embodies the entire agreement between the parties and supersedes all prior understandings regarding the subject matter hereof. This Agreement may only be amended or supplemented by an instrument in writing signed by the party against whom enforcement is sought.
     (h) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present of future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included herein, and the remaining provisions of this Agreement shall remain in full force and effect.
     (i) Either party shall, if requested by the other party, cooperate to affect an exchange of the Property pursuant to the provisions of Section 1031 of the Internal Revenue Code, as amended, at no cost or liability to the non-requesting party and without modification of any of the substantive provisions of this Agreement.

     (j) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document. In addition, facsimile signatures shall be treated as original signatures.
[This space left blank intentionally. Signatures appear on next page.]

     IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement in counterparts (which may include electronic facsimiles) signed by either or both of the parties, but which together shall constitute a single agreement effective for all purposes on the date that both parties have signed at least one counterpart and delivered at least one signed counterpart to the other party (the “Effective Date”). If this Agreement is not so signed and delivered by both parties on or before August 31, 2005, Purchaser’s offer to purchase the Property on the terms and conditions contained herein shall be deemed withdrawn and of no further effect.
SELLER:
Captec Franchise Capital Partners L.P., I.V.
By: GP4 Asset Acquisition, LLC
Its: General Partner
By: /s/ Gary A. Bruder
Print Name: Gary A. Bruder
Its: Vice President
Date of Seller’s signature:
August 25, 2005
PURCHASER:
DRM, Inc., an Iowa Corporation
By: /s/ Matthew S. Johnson
Print Name: Matthew S. Johnson
Its: President & CEO
Date of Purchaser’s signature:
August 25, 2005

EXHIBIT A
Legal Description
Land situated in the City of Newton, County of Jasper, State of Iowa, and more particularly described as follows:
Lot 3 of Valley View Estates Second Addition to Newton, Jasper County, Iowa, as per the Plat recorded in Plat Book A at Page 543.